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                                 VALENTIS, INC.

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                 SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)


                                 --------------


                  Valentis, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

                  That pursuant to authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, by unanimous written consent dated November 14, 2000, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, par value $0.001 per share, which series is designated "Series A Convertible Preferred Stock," which resolution is as follows:

                  RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, par value of $0.001 per share (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

                SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

                  SECTION 1. CERTAIN DEFINED TERMS. (a) All the agreements or instruments defined in this Certificate of Designations shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Certificate of Designations.

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                  (b)      The following terms shall have the following meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

                  "Arrearage Interest" means interest at the rate of 12% per annum on any dividend on shares of Series A Preferred Stock which dividend is not paid on a Dividend Payment Date, whether or not declared, and which shall accrue from such Dividend Payment Date.

                  "Auditors" means Ernst & Young LLP or another firm of independent public accounts of recognized national standing selected by the Corporation's Board of Directors to audit its annual financial statements.

                  "Board of Directors" or "Board" means the Board of Directors of the Corporation.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holders.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

                  "Cash, Cash Equivalent and Eligible Investment Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such Person and its subsidiaries on a consolidated basis on such date and available for use by such Person and its subsidiaries on such date, (2) all assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash equivalents and (3) all Eligible Marketable Securities which are assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as marketable securities.

                  "Common Stock" includes the Common Stock, $.001 par value, of the Corporation as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Corporation or any other Person which any Holder at any time shall be entitled to receive, or shall have received, on the exercise of conversion rights of the Series A Preferred Stock, in lieu of or in addition to Common Stock.

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                  "Common Stock Equivalent" means any warrant, option,
subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

                  "Conversion Date" means the date on which a Conversion Notice is given by a Holder, whether by mail, courier, personal service, telephone line facsimile transmission or other means, as provided in Section 10(a); provided, that if the Conversion Notice is given after 12:00 noon on any date, the Conversion Date shall mean the date following the date on which the Conversion Notice is given.

                  "Conversion Notice" means a Notice of Conversion of Series A Convertible Redeemable Preferred Stock substantially in the form attached to the Subscription Agreement as Annex X(a).

                  "Conversion Price" means $9.00, subject to adjustment as provided in Section 10(c).

                  "Corporation Certificate" means a certificate of the Corporation signed by an Officer.

                  "Corporation Notice" means a Corporation Notice substantially in the form attached to the Subscription Agreement as Annex X(d).

                  "Corporation Redemption Date" means the Business Day on which shares of Series A Preferred Stock are to be redeemed pursuant to Section 9(a), determined in accordance with Section 9(a).

                  "Corporation Redemption Event" means that at any time on or after the Issuance Date the Market Price of the Common Stock shall be greater than $24.83 (subject to appropriate adjustment in the event of an adjustment in the Conversion Price) on each Trading Day in a period of 20 consecutive Trading Days.

                  "Corporation Redemption Price" means an amount in cash equal to the sum of (A) the Stated Value PLUS (B) an amount equal to the accrued and unpaid dividends on the share of Series A Preferred Stock to be redeemed to the applicable Corporation Redemption Date PLUS (C) an amount equal to accrued and unpaid Arrearage Interest, if any, on such share of Series A Preferred Stock to the applicable Corporation Redemption Date.

                  "Current Fair Market Value" means, when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq National Market and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day

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the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the greater of (i) the highest price per share of Common Stock at which the Corporation has sold shares of Common Stock or Common Stock Equivalents during the 365 days prior to the date of such determination and (ii) the highest price per share which the Corporation could then obtain from a willing buyer (not an employee or director of the Corporation at the time of determination) for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors.

                  "Current Market Price" shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3),
(4), (5), (6), or (7), occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), or
(7), occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 10(c)(6), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), or
(7), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction

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by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 10(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "Dividend Payment Date" means each March 15, June 15, September 15 and December 15.

                  "Dividend Price" means with respect to any Dividend Payment Date, the arithmetic average of the Market Prices of the Common Stock for the 20 consecutive Trading Days ending on and including the Trading Day immediately prior to such Dividend Payment Date; PROVIDED, HOWEVER, that (1) if the "ex" date (as hereinafter defined) for any event that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), (6), or (7), occurs during such 20 consecutive Trading Days, the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such event, (2) if the "ex" date for any event that requires an adjustment to the Conversion Price pursuant to
Section 10(c)(1), (2), (3), (4), (5), (6), or (7), occurs on or after the "ex"
date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(1) or (2) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on

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which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 10(c), such adjustments shall be made to the Dividend Price as may be necessary or appropriate to effectuate with respect to the Dividend Price the intent of Section 10(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "Eligible Bank" means a corporation organized or existing under the laws of the United States or any state, having combined capital and surplus of at least $100 million and subject to supervision by United States federal or state authority and which has a branch located in New York, New York.

                  "Eligible Marketable Securities" of the Corporation as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Corporation and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles and which have been purchased pursuant to the Corporation's Investment Guidelines delivered to Buyer on or prior to the date hereof.

                  "Expiration Time" shall have the meaning provided in Section 10(c)(6).

                  "Final Mandatory Redemption Date" means June 4, 2005.

                  "Fundamental Change" means

                  (a) Any consolidation or merger of the Corporation or any Subsidiary with or into another entity (other than a merger or consolidation of a wholly-owned Subsidiary into the Corporation or a wholly-owned Subsidiary) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Corporation in a single transaction or a series of related transactions; or

                  (b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

                  (c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the outstanding voting securities of the Corporation ordinarily

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         (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

                  "Generally Accepted Accounting Principles" for any Person means the United States generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

                  "Holder" means at any time with respect to any share of Series A Preferred Stock the Person shown as the holder of record of such share of Series A Preferred Stock on the records of the Corporation relating to the Series A Preferred Stock which records are maintained in accordance with applicable law.

                  "Holder Notice" means a Holder Notice substantially in the form attached to the Subscription Agreement as Annex X(e).

                  "Holder Optional Redemption Date" means the date which is five Business Days after a Holder who is entitled to redemption rights under Section 11(a) and 11(b) gives a Holder Notice.

                  "Holder Optional Redemption Event" means any one of the following events:

                  (1) For any period of five consecutive Trading Days following the Issuance Date there shall be no reported sale price of the Common Stock on any of the Nasdaq, the NYSE or the AMEX;

                  (2) For any period of five consecutive Trading Days following the Issuance Date the Common Stock is not listed for trading on any of the Nasdaq, the NYSE or the AMEX;

                  (3) Any Fundamental Change;

                  (4) The adoption of any amendment to the Certificate of Incorporation of the Corporation (other than (A) any such amendment which has been approved by the Majority Holders in accordance with
         Section 12(b) or (B) any certificate designating a series of preferred stock of the Corporation which (i) has been approved by the Majority Holders in accordance with Section 12(b) or (ii) creates any stock which is both Junior Dividend Stock and Junior Liquidation Stock) which materially and adversely affects the rights of the Holders or the taking of any other action by the Corporation which materially and adversely affects the rights of the Holders in a manner different and more adverse than it affects the rights of holders of Common Stock generally;

                  (5) On or after the SEC Effective Date and prior to the end of the Registration Period for any Holder, such Holder shall not be able for 20 Trading Days (whether or not consecutive), in any period of 365 consecutive days to sell shares of Common Stock issuable or issued upon conversion of shares of Series A Preferred Stock pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement or the Prospectus containing any untrue statement of material fact or omitting

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         to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any other failure of the Registration Statement or the Prospectus to comply with the rules and regulations of the SEC;

                  (6) The Corporation fails to declare or pay any dividend on the shares of Series A Preferred Stock in full within five business days of the applicable Dividend Payment Date;

                  (7) The Corporation fails to issue or cause to be issued shares of Common Stock to any Holder upon exercise by such Holder of the conversion rights of such Holder within two Trading Days after the due date therefor (i.e. three Trading Days following the Conversion
         Date) in accordance with the terms of Section 10 or fails to issue any shares of Common Stock to the holder of any Warrant upon exercise by such holder of the purchase rights of such holder within two Trading Days after the due date therefor in accordance with the terms of the Warrants or fails to transfer any certificate for shares of Common Stock issued to any Holder upon conversion of Series A Preferred Stock or as a dividend on Series A Preferred Stock or upon exercise of any Warrant as and when required by this Certificate of Designations, the Agreement or such Warrant; provided, that if such failure occurs due to the failure of the Transfer Agent to comply with timely instructions from the Corporation, a Holder Optional Redemption Event shall not occur unless such failure continues for two additional Trading Days;

                  (8) The Corporation (A) fails to comply with Clause (1) or (2) of Section 12(d) or with Section 5(k) of the Subscription Agreement, or
         (B) fails to comply in any material respect with any provision of any Transaction Document (other than Clause (1) or (2) of Section 12(d) and
         Section 5(k) of the Subscription Agreement) or breaches any other material covenant or other material term or condition of any Transaction Document (other than as specifically provided in clauses
         (6), (7) or (8)(A) of this paragraph) and in the case of this clause
         (B) of this Clause (8) only, such breach continues for a period of 15 days after written notice thereof to the Corporation from any Holder;

                  (9) Any material representation or warranty of the Corporation made herein or in any other Transaction Document shall be false or misleading in any material respect when made;

                  (10) The Corporation or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

                  (11) An involuntary case or other proceeding shall be commenced against the Corporation or any Subsidiary seeking liquidation, reorganization or other relief with

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         respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days;

                  (12) Any court of competent jurisdiction shall enter one or more final judgments against the Corporation or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $500,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of thirty consecutive days; or

                  (13) (A) The Corporation or any Subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money which indebtedness has an outstanding principal amount in excess of $750,000 individually or $1,500,000 in the aggregate for the Corporation and the Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); provided, however, that the events and conditions described in the preceding clauses (i) and (ii) shall not constitute a Holder Optional Redemption Event unless and until the Corporation fails to take the action necessary to correct such event or condition within five Business Days of becoming aware of such event or condition; or (B) any indebtedness of the Corporation or any of its Subsidiaries which has an outstanding principal amount in excess of $750,000 individually or $1,500,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof.

                  "Holder Optional Redemption Price" means an amount in cash equal to the sum of (A) the Stated Value PLUS (B) an amount equal to the accrued and unpaid dividends on the share of Series A Preferred Stock to be redeemed to the applicable Holder Optional Redemption Date PLUS (C) an amount equal to accrued and unpaid Arrearage Interest, if any, on dividends on such share of Series A Preferred Stock to the applicable Holder Optional Redemption Date.

                  "Holder Registration Redemption Notice" means a Holder Registration Redemption Notice in the form attached to the Subscription Agreement as Annex X(f).

                  "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person to the extent of such guarantee (if limited in amount) or the fair market value of property securing such debt, as the case may be.

                  "Initial Mandatory Redemption Date" means June 4, 2004.

                  "Issuance Date" means the first date of original issuance of any shares of Series A Preferred Stock.

                  "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking, as to dividends, junior to the Series A Preferred Stock.

                  "Junior Liquidation Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to liquidation rights to the Series A Preferred Stock.

                  "Liquidation Preference" means, for each share of Series A Preferred Stock, the sum of (i) $1,000 PLUS (ii) an amount equal to the accrued and unpaid dividends thereon to the date of final distribution to the Holders in connection with the liquidation, dissolution or winding up of the Corporation PLUS (iii) an amount equal to accrued Arrearage Interest, if any, on dividends on such shares of Series A Preferred Stock to the date of final distribution to the Holders in connection with the liquidation, distribution or winding up of the Corporation.

                  "Majority Holders" means at any time the Holders of outstanding shares of Series A Preferred Stock which shares constitute a majority of the outstanding shares of Series A Preferred Stock.

                  "Mandatory Redemption Notice" means a Mandatory Redemption Notice substantially in the form attached to the Subscription Agreements as Annex X(b).

                  "Mandatory Redemption Price" means an amount in cash equal to the sum of (A) the Stated Value PLUS (B) an amount equal to the accrued and unpaid dividends on the share of Series A Preferred Stock to the Initial Mandatory Redemption Date or the Final Mandatory Redemption Date, as applicable.

                  "Market Price" of any security on any date means the closing bid price of such security on such date on the Nasdaq or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.; PROVIDED, HOWEVER, that during any period the Market Price is being determined, the Market Price shall be subject to equitable adjustments from time to time on terms consistent with Section 10(c) and otherwise reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations,

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(v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash
(other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, during such period.

                  "Nasdaq" means the Nasdaq National Market.

                  "Nasdaq Stock Market" means The Nasdaq Stock Market, Inc.

                  "Net Cash, Cash Equivalent and Eligible Investment Balances" of any Person on any date means the consolidated Cash, Cash Equivalent and Eligible Investment Balances of such Person and its subsidiaries on such date less the sum (without duplication) of (1) the amount of any outstanding Indebtedness of such Person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or restricts the use of, the consolidated Cash, Cash Equivalent and Eligible Investment Balances of such Person and its subsidiaries PLUS (2) the amount of outstanding Indebtedness of such Person and its subsidiaries which on such date is classified as short-term debt in accordance with Generally Accepted Accounting Principles.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

                  "1933 Act" means the Securities Act of 1933, as amended, or any successor statute thereto.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Corporation.

                  "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation, or re-acquisition by the Corporation of shares of Common Stock by the Corporation, in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

                  "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series A Preferred Stock.

                  "Parity Liquidation Stock" means any class or series of the Corporation's capital stock ranking on a parity as to liquidation rights with the Series A Preferred Stock.

                  "Person" means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company or association or similar entity or any government, governmental agency or political subdivision.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Redemption Notice" means a Redemption Notice substantially in the form attached to the Subscription Agreement as Annex X(e).

                  "Redemption Period" means the period that commences on the date that is two years after the Issuance Date and ends on the date that is three years after the Issuance Date.

                  "Registrable Securities" means (1) the shares of Common Stock issuable or issued upon conversion of shares of Series A Preferred Stock, (2) if the Common Stock is changed, converted or exchanged by the Corporation or its successor, as the case may be, into any other stock or other securities on or after the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware, such other stock or other securities which are issued or issuable in respect of or in lieu of the shares of Common Stock issuable or issued upon conversion of shares of Series A Preferred Stock and (3) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause
(2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the shares of Common Stock issuable or issued upon conversion of shares of Series A Preferred Stock.

                  "Registration Period" means the period from the Issuance Date to the earliest of (1) the date which is three years after the Issuance Date,
(2) the date on which no Person who is entitled to the benefits of Section 8 of any Subscription Agreement and who is or was a Holder any longer owns or has any right to acquire any Registrable Securities and (3) the date on which each Person who is entitled to the benefits of Section 8 of any Subscription Agreement and who is or was a Holder may sell, pursuant to Rule 144 under the 1933 Act (or any successor or replacement rule or regulation), all Registrable Securities owned by such Person or which such Person has the right to acquire, without the filing of any notice with the SEC and without restriction on the manner of sale or amount of securities sold.

                  "Registration Redemption Event" means the occurrence of either of the following events:

                  (a) the Corporation fails to file the Registration Statement with the SEC within the 45-day period provided in Section 8(a)(1) of the Subscription Agreements; or

                  (b) the SEC Effective Date shall not have occurred on or before the date which is 135 days after the Issuance Date.

                  "Registration Redemption Price" means an amount in cash equal to the sum of (A) Stated Value PLUS (B) an amount equal to the accrued and unpaid dividends on the share of Series A Preferred Stock to be redeemed to the date the Corporation is required to pay the Registration Redemption Price of such share in accordance with Section 11(c) PLUS (C) an amount equal to accrued and unpaid Arrearage Interest, if any, on dividends on such share of Series A Preferred Stock to the date the Corporation is required to pay the Registration Redemption Price of such share in accordance with Section 11(c).

                  "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 8 of each Subscription Agreement.

                  "Rule 144A" means Rule 144A as promulgated under the 1933 Act.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC Effective Date" means the date on which the Registration Statement is first ordered effective by the SEC.

                  "Securities" shall have the meaning provided in Section 10(c).

                  "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking, as to dividends, senior to the Series A Preferred Stock.

                  "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred Stock.

                  "Series A Preferred Stock" means the Series A Convertible Redeemable Preferred Stock, $0.001 par value, of the Corporation.

                  "Stated Value" means $1,000 per share of Series A Preferred Stock.

                  "Subscription Agreements" means the several Subscription Agreements, dated as of November 20, 2000, by and between the Corporation and the several original Holders pursuant to which the shares of Series A Preferred Stock were issued.

                  "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Corporation's board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

                  "Tender Offer" means a tender offer or exchange offer.

                  "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, in any such case which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

                  "Transaction Documents" means, individually or collectively, the Subscription Agreements, this Certificate of Designations, the Warrants, the Transfer Agent Instruction and each other instrument statement or certificate given in writing in connection herewith or therewith.

                  "Transfer Agent" means EquiServe, L.P., or its duly appointed successor who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Corporation to act as conversion agent for the Series A Preferred Stock in accordance with the Transfer Agent Instruction and the name, address and telephone number of which shall have been given to the Holders by notice from the Corporation.

                  "Transfer Agent Instruction" means the Transfer Agent Instruction, dated December 4, 2000, from the Corporation to the Transfer Agent for the benefit of the Holders.

                  "Warrants" means the Common Stock Purchase Warrants issued by the Corporation pursuant to the Subscription Agreements.

                  SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Convertible Preferred Stock", and the number of shares constituting the Series A Preferred Stock shall be 31,800, and shall not be subject to increase. The Corporation shall not issue any shares of Series A Preferred Stock other than pursuant to the Subscription Agreements, unless such issuance shall have been approved by the Majority Holders. Any shares of Series A Preferred Stock which are redeemed by the Corporation and retired and any shares of Series A Preferred Stock which are converted in accordance with
Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation's class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series A Preferred Stock.

                  SECTION 3. SERIES A PREFERRED STOCK CAPITAL. The amount to be represented in the capital account for the Series A Preferred Stock at all times for each outstanding share of Series A Preferred Stock shall be an amount equal to the sum of (A) the Stated Value PLUS (B) an amount equal to the accrued and unpaid dividends on such share of Series A Preferred Stock to the date of determination PLUS (C) an amount equal to accrued and unpaid Arrearage Interest, if any, on dividends on such share of Series A Preferred Stock to the date of determination.

                  SECTION 4. RANK. The shares of Series A Preferred Stock shall rank senior to the Common Stock and any shares of any other series of Preferred Stock or any shares of any other class of preferred stock of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, except as otherwise approved by the Holders of a majority of the outstanding shares of Series A Preferred Stock in accordance with Section 12(b). Nothing in this Section 4 shall prohibit the Corporation from issuing shares of capital stock if such issuance is made in compliance with
Section 12(b) and the applicable provisions of the General Corporation Law of the State of Delaware.

                  SECTION 5. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $50 per annum per share, and no more (except as otherwise provided herein), which shall be fully cumulative, shall accrue daily without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series A Preferred Stock and shall be payable quarterly on each Dividend Payment Date of each year commencing March 15, 2001 (except that if any such date is not a Business Day, then such dividend shall be payable on the next succeeding day that is a Business Day) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than ten nor less than five days preceding the payment dates for such dividends, as shall be fixed by the Board.

                  Dividends on the Series A Preferred Stock shall be paid in cash or, subject to the limitations in Section 5(b), shares of Common Stock or any combination of cash and shares of Common Stock, at the option of the Corporation as herein provided. The amount of the dividends payable per share of Series A Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a Dividend Payment Date, whether or not such dividends have been declared, will bear Arrearage Interest until paid. No dividends or other distributions, other than dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock or Parity Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock or Parity Dividend Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock and Arrearage Interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

                  If at any time any dividend on any Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. Without the prior written consent of the Majority Holders, no dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless dividends in an equivalent amount per share (based on the relative stated values) shall have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series A Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such dividends.

                  Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series A Preferred Stock with respect to any Dividend Payment Date, the Corporation shall (1) give notice to the Holders at least 25 Trading Days prior to the applicable Dividend Payment Date of the Corporation's election to exercise such right and (2) deliver, or cause to be delivered, by the third Trading Day after such

Dividend Payment Date to each Holder of record at the close of business on the record date for such dividend the number of whole shares of Common Stock arrived at by dividing the per share Dividend Price of the Common Stock for such Dividend Payment Date into the total amount of cash dividends such Holder would be entitled to receive if the aggregate dividends on the Series A Preferred Stock held by such Holder which are being paid in shares of Common Stock were being paid in cash; PROVIDED, HOWEVER, that if shares of Common Stock for such dividend are not delivered to holders of Series A Preferred Stock on or prior to the fifth Trading Day after a Dividend Payment Date, then the Corporation shall not be entitled to pay such dividend in shares of Common Stock and such dividend, together with Arrearage Interest from the applicable Dividend Payment Date, shall be payable solely in cash. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the Market Price of the Common Stock for the five consecutive Trading Days ending on and including the Trading Day immediately preceding such Dividend Payment Date TIMES (y) the fraction of a share of Common Stock which would otherwise be issuable by the Corporation. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series A Preferred Stock if:

                  (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, together with the number of shares of Common Stock held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

                  (2) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

                  (3) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

                  (4) the Dividend Price of the Common Stock on the applicable Dividend Payment Date is less than the par value of one share of Common Stock;

                  (5) the resale of the shares of Common Stock to be issued as a dividend would require registration or filing with or approval of any governmental authority under any law or regulation, and such registration, filing or approval has not been made, effected or obtained or is not in effect, or the Registration Statement is unavailable for use by the Holder for the resale of the shares; provided, however, that with respect to compliance with the securities or blue sky laws of the States of the United States, the requirements of this clause shall be deemed satisfied if at the applicable time the Corporation is in compliance with Section 8(b) of the Subscription Agreement; or such shares of Common Stock to be issued as a dividend are no longer listed on the NYSE, the AMEX or the Nasdaq; or

                  (6) a Holder Optional Redemption Event shall have occurred and on the applicable Dividend Payment Date any holder of shares of Series A Preferred Stock shall be entitled to exercise optional redemption rights under Section 11 hereof by reason of such Holder Optional Redemption Event or shall have exercised such optional redemption rights and the Corporation shall not have paid the applicable Holder Optional Redemption Price.

                  Shares of Common Stock issued in payment of dividends on Series A Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch in full thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable Dividend Payment Date.

                  (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock (other than in a Tender Offer to which Section 5(d) is applicable), Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one Person or group of Affiliated Persons, unless (i) if such redemption, repurchase or acquisition occurs prior to the end of the Registration Period, at the time thereof the Registration Statement is effective and available for use by the Holders named as selling stockholders in the Registration Statement, (ii) no Holder Optional Redemption Event shall have occurred with respect to which any Holder shall be entitled to exercise redemption rights under Section 11 or with respect to which any Holder shall have exercised such rights and the Corporation shall not have paid, or deposited in accordance with Section 14(c), the Holder Optional Redemption Price and (iii) the Corporation or such subsidiary offers to purchase for cash from each Holder at the time of such redemption, repurchase or acquisition the same percentage of such Holder's shares of Series A Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired, at a purchase price per share of Series A Preferred Stock equal to the sum of (A) the Stated Value PLUS (B) an amount equal to the accrued and unpaid dividends on such share of Series A Preferred Stock to the date of repurchase pursuant to this Section 5(c) plus (C) an amount equal to the Arrearage Interest, if any, on dividends on such share of Series A Preferred Stock to the date of repurchase pursuant to this Section 5(c).

                  (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any Person other than the Corporation or any subsidiary of the Corporation, unless such Person agrees with the Corporation to make an offer, in either such case to each Holder to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series A Preferred Stock held by such Holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Stated Value PLUS (B) an amount equal to the accrued and unpaid dividends on such share of Series A Preferred Stock to the date of purchase PLUS (C) an amount equal to the Arrearage Interest, if any, on dividends on such share of Series A Preferred Stock to the date of purchase pursuant to this Section 5(d), and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 10(a) of one share of Series A Preferred Stock if a Conversion Notice were given by the Holder of such share of Series A Preferred Stock on the date of purchase pursuant to such Tender Offer TIMES (y) the price per share of Common Stock offered in such Tender Offer.

                  SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; PROVIDED, HOWEVER, that such rights shall accrue to the Holders only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock that has been issued in compliance with this Certificate of Designations are fully met. After the liquidation preferences of such Senior Liquidation Stock are fully met, the remaining assets of the Corporation available for distribution shall be distributed ratably among the Holders and the holders of any Parity Liquidation Stock that has been issued in compliance with this Certificate of Designations in proportion to the respective preferential amounts to which each is entitled up to the full extent of such preferential amounts. After payment in full of the Liquidation Preference of the shares of the Series A Preferred Stock and the liquidation preference of such Parity Liquidation Stock that has been issued in compliance with this Certificate of Designations, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another Person nor a sale or transfer of all or part of the Corporation's assets to any other Person or Persons in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

                  SECTION 7. MANDATORY REDEMPTION. (a) At the request of any Holder not less than 60 days prior to the Initial Mandatory Redemption Date, the Corporation shall give a Mandatory Redemption Notice to such Holder not less than 30 nor more than 45 Business Days prior to the Initial Mandatory Redemption Date. The Corporation shall give a Mandatory Redemption Notice to the Holders of Series A Preferred Stock which has not been redeemed on the Initial Mandatory Redemption Date not less than 30 nor more than 45 Business Days prior to the Final Mandatory Redemption Date. On the Initial Mandatory Redemption Date, the Series A Preferred Stock outstanding on the date the Mandatory Redemption Notice is sent and held by Holders who have requested redemption shall be redeemed at the Mandatory Redemption Price. Each Holder of Series A Preferred Stock who has requested redemption shall have the shares of Series A Preferred Stock it holds on the date the Mandatory Redemption Notice is sent redeemed. Notwithstanding the foregoing, the number of shares of Series A Preferred Stock to be redeemed from each Holder on the Initial Mandatory Redemption Date shall be reduced (and there shall be a corresponding reduction in the total number of shares redeemed) by the number of shares with respect to which such Holder has given a Conversion Notice (x) on or after the date the Mandatory Redemption Notice is given and (y) prior to the Initial Mandatory Redemption Date. On the Final Mandatory Redemption Date, all outstanding Series A Preferred Stock shall be redeemed at the Mandatory Redemption Price. Any failure or defect in the giving of the Mandatory Redemption Notice shall not affect the Corporation's obligation to redeem the shares of Series A Preferred Stock pursuant to this Section 7.

                  (b) On the Initial Mandatory Redemption Date or the Final Mandatory Redemption Date (or such later date as a particular Holder shall surrender to the Corporation the certificate(s) for the shares of Series A Preferred Stock redeemed), the Corporation shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by such Holder an amount equal to the Mandatory Redemption Price of all of such Holder's shares of Series A Preferred Stock to be redeemed on the Initial Mandatory Redemption Date or the Final Mandatory Redemption Date. A Holder of such shares of Series A Preferred Stock shall not be entitled to payment of the Mandatory Redemption Price of such shares of Series A Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 14(b).

                  (c) The Corporation shall not be entitled to give the Mandatory Redemption Notice with respect to, or to redeem, any shares of Series A Preferred Stock with respect to which a Conversion Notice has been given providing for a Conversion Date which is on or prior to the date on which the Mandatory Redemption Notice is given. If a Mandatory Redemption Notice has been given, thereafter the proceedings for such Mandatory Redemption shall not affect the rights of the Holders to convert in accordance with Section 10 any shares of Series A Preferred Stock called for Mandatory Redemption at any time prior to the Initial Mandatory Redemption Date or the Final Mandatory Redemption Date. If on the applicable Initial Mandatory Redemption Date or the Final Mandatory Redemption Date the Corporation fails to pay the Mandatory Redemption Price of any outstanding shares of Series A Preferred Stock to be redeemed in full to such Holder or to deposit the same with an Eligible Bank in accordance with
Section 14(c), such Holder shall be entitled to convert in accordance with
Section 10 the shares of Series A Preferred Stock of such Holder so called for redemption at any time after the Initial Mandatory Redemption Date or the Final Mandatory Redemption Date and prior to the date on which the Corporation pays the Mandatory Redemption Price in full to such Holder for all shares of Series A Preferred Stock to be redeemed from such Holder (together with any amount due to such Holder pursuant to Section 14(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 14(d)) and gives notice to such Holder of such deposit and in the case of any such conversion of any share of Series A Preferred Stock, upon delivery to the converting Holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Mandatory Redemption Price of such share of Series A Preferred Stock other than payment of the amount payable pursuant to
Section 14(d) in respect of the period from the Initial Mandatory Redemption Date or the Final Mandatory Redemption Date to the Conversion Date for such conversion.

                  SECTION 8. NO SINKING FUND. The shares of Series A Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series A Preferred Stock.

                  SECTION 9. REDEMPTION AT OPTION OF CORPORATION.

                  (a) CORPORATION REDEMPTION. (1) At any time after the SEC Effective Date and during the Redemption Period, the Corporation shall have the right, if a Corporation Redemption Event shall have occurred, on one occasion only with respect to such Corporation Redemption Event to redeem on the applicable Corporation Redemption Date all (but not less than all) of the outstanding shares of Series A Preferred Stock so long as on the date the Corporation gives the Redemption Notice and at all times thereafter through such Corporation Redemption Date (w) the Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), (x) if such Redemption Notice is given before the end of the Registration Period, the Registration Statement shall be effective and available for use by the selling stockholders named therein and shall reasonably be expected to remain effective and available for such use for the 30 days following such Corporation Redemption Date, (y) no Holder Optional Redemption Event shall have occurred (i) with respect to which any Holder shall be entitled to exercise redemption rights under Section 11 or (ii) with respect to which any Holder shall have exercised such rights and the Corporation shall not have paid, or deposited in accordance with Section 14(c), the Holder Optional Redemption Price and (z) the Corporation has Net Cash, Cash Equivalent and Eligible Investment Balances which are sufficient, after taking into account the Corporation's cash requirements during the period from the date the Redemption Notice is given to the Corporation Redemption Date, to pay the Corporation Redemption Price of the shares of Series A Preferred Stock to be redeemed. Any redemption of outstanding shares of Series A Preferred Stock pursuant to this Section 9(a) shall be made at the applicable Corporation Redemption Price. In order to exercise its right of redemption under this Section 9(a), the Corporation shall give a Redemption Notice to the Holders within five Trading Days after such Corporation Redemption Event occurs and not less than 30 or more than 35 Trading Days prior to the Corporation Redemption Date.

                  (2) On the Corporation Redemption Date (or such later date as a particular Holder shall surrender to the Corporation the certificate(s) for the shares of Series A Preferred Stock redeemed), the Corporation shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by such Holder an amount equal to the Corporation Redemption Price of all of such Holder's shares of Series A Preferred Stock to be redeemed on the Corporation Redemption Date. A Holder of such shares of Series A Preferred Stock shall not be entitled to payment of the Corporation Redemption Price of such shares of Series A Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 14(b).

                  (3) The Corporation shall not be entitled to give a Redemption Notice with respect to, or to redeem, any shares of Series A Preferred Stock with respect to which a Conversion Notice has been given providing for a Conversion Date which is on or prior to the date on which a Redemption Notice is given. If a Redemption Notice has been given, thereafter the proceedings for such redemption shall not affect the rights of the Holders to convert in accordance with Section 10 any shares of Series A Preferred Stock called for redemption at any time prior to the Corporation Redemption Date for such shares. If on the applicable Corporation Redemption Date the Corporation fails to pay the Corporation Redemption Price of any outstanding shares of Series A Preferred Stock to be redeemed in full to such Holder or to deposit the same with an Eligible Bank in accordance with Section 14(c), such Holder shall be entitled to convert in accordance with Section 10 the shares of Series A Preferred Stock of such Holder so called for redemption at any time after such Corporation Redemption Date and prior to the date on which the Corporation pays the Corporation Redemption Price in full to such Holder for all shares of Series A Preferred Stock to be redeemed from such Holder (together with any amount due to such Holder pursuant to Section 14(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 14(d)) and gives notice to such Holder of such deposit and in the case of any such conversion of any share of Series A Preferred Stock, upon delivery to the converting Holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Corporation Redemption Price of such share of Series A Preferred Stock, other than payment of the amount payable pursuant to Section 14(d) in respect of the period from the applicable Corporation Redemption Date to the Conversion Date for such conversion.

                  (4) If at any time the Corporation shall have become entitled to exercise its right to redeem shares of Series A Preferred Stock pursuant to this Section 9(a) by reason of a Corporation Redemption Event and the Corporation shall not exercise such right in accordance herewith, then thereafter the Corporation shall not be entitled to exercise its right to redeem shares of Series A Preferred Stock pursuant to this Section 9(a) unless a subsequent Corporation Redemption Event shall have occurred on a date on which is at least 180 days after the date of such Corporation Redemption Event in respect of which the Corporation did not exercise its redemption rights.

                  (b) NO OTHER REDEMPTION AT THE OPTION OF THE CORPORATION. Except as otherwise specifically provided in Section 9(a), the Corporation shall not have any right to redeem any shares of Series A Preferred Stock at the option of the Corporation.

                  SECTION 10. CONVERSION.

                  (a) RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Section 10, each Holder shall have the right, at such Holder's option, at any time (except that if such Holder shall have exercised redemption rights under Section 11 or the Corporation shall have exercised its redemption rights under Section 9, such conversion right shall terminate with respect to the shares of Series A Preferred Stock to be redeemed at the close of business on the last Trading Day prior to the date the Corporation pays or deposits in accordance with Section 14(c) the applicable Holder Optional Redemption Price, Registration Repurchase Price or Redemption Price unless the Corporation shall default in payment due upon redemption of any share of Series A Preferred Stock) to convert the outstanding shares of Series A Preferred Stock held by such Holder, or from time to time any portion of such shares, plus an amount equal to accrued and unpaid dividends on such share, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the aggregate Stated Value of all shares of Series A Preferred
Stock being converted by such Holder on the same Conversion Date PLUS (y) accrued and unpaid dividends on the shares of Series A Preferred Stock being converted to the applicable Conversion Date PLUS (z) accrued and unpaid Arrearage Interest, if any, on the amounts referred to in the immediately preceding clauses (x) and (y) to the applicable Conversion Date BY (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 10(b); PROVIDED, HOWEVER, that, if at any time any share of Series A Preferred Stock is converted in whole or in part pursuant to this Section 10(a), the Corporation does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of such Holder made by notice from such Holder to the Corporation, such share of Series A Convertible Preferred Stock, to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Corporation, in lieu of the shares of Common Stock into which such share of Series A Convertible Preferred Stock would otherwise be converted and which the Corporation is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock to which the Holder is entitled which the Corporation is unable to issue TIMES (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Certificate of Designations, be deemed to be satisfaction in full of the Corporation's obligation to issue upon such conversion shares of Common Stock that are not then available for issuance upon such conversion. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted one or more shares of Series A Preferred Stock to Common Stock, and only to the extent any such shares of Series A Preferred Stock are deemed to have been converted to Common Stock under this Section 10. For purposes of Sections 10(e) and 10(f), whenever a provision references the shares of Common Stock into which any share of Series A Preferred Stock is convertible or the shares of Common Stock issuable upon conversion of any share of Series A Preferred Stock or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of all outstanding shares of Series A
Preferred Stock.

                  (b) EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. (1) In order to exercise the conversion privilege with respect to the Series A Preferred Stock, a Holder shall give a Conversion Notice (or such other notice which is acceptable to the Corporation) to the Corporation and the Transfer Agent or to the office or agency designated by the Corporation for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

                  (2) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Date, the Corporation shall issue and shall deliver to the Holder giving a Conversion Notice or such Holder's designee the number of full shares of Common Stock issuable upon such conversion of shares of Series A Preferred Stock in accordance with the provisions of this
Section 10 and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in
Section 10(b)(6) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 10(a) (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date). The Holder shall promptly surrender to the Corporation such Holder's certificates for the shares of Series A Preferred Stock to be converted.

                  (3) Each conversion of shares of Series A Preferred Stock shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that if a Conversion Date is a date on which the stock transfer books of the Corporation shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date. Upon conversion of any shares of Series A Preferred Stock, the accrued and unpaid dividends on such shares of Series A Preferred Stock to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder through receipt of such number of shares of Common Stock issued upon conversion of such shares of Series A Preferred Stock as shall have an aggregate Current Fair Market Value on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid dividends

                  (4) The Corporation shall notify a Holder of any claim by the Corporation of manifest error in a Conversion Notice within two Trading Days after such Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies the Holder who gives a Conversion Notice by telephone line facsimile transmission within three Trading Days after the Conversion Date (which notice from the Corporation shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the Conversion Date if such Holder promptly undertakes to correct all such defects. The Corporation shall pay all expenses related to such issuances (including any stamp taxes or issue taxes); provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of shares of Series A Preferred Stock in a name other than that of such Holder, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The converting Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of shares of Series A Preferred Stock.

                  (5) (A) If a Holder shall have given a Conversion Notice in accordance with the terms of this Certificate of Designations, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by such Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to any Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with such conversion; PROVIDED, HOWEVER, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by
Section 10(c) shall in no way restrict or delay the right of any Holder to receive certificates for Common Stock upon conversion of shares of Series A Preferred Stock and the Corporation shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence.

                  (B) If the Corporation fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of shares of Series A Preferred Stock within three Trading Days after a Conversion Date, in addition to any other liabilities the Corporation may have hereunder and under applicable law (x) the Corporation shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (y) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder's securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Corporation delivers or causes to be delivered to such Holder such shares of Common Stock, then the Corporation shall upon demand of such Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Corporation, and (z) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert, in accordance with this Section 10 that portion of such shares of Series A Preferred Stock as to which such exercise is so rescinded. Notwithstanding the foregoing, the Corporation shall not be liable to such Holder under clause (y) of the immediately preceding sentence to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Transfer Agent). A converting Holder shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Conversion Date if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Certificate of Designations or otherwise.

                  (6) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Corporation shall pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

                  (7) If a portion of the shares of Series A Preferred Stock represented by a particular certificate are to be converted, upon surrender of such certificate to the Corporation, the Corporation shall execute and deliver to the Holders of such certificate without service charge, a new certificate or certificates, in such denomination or denominations as requested by such Holder.

                  (c) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Corporation as follows:

                  (1) In case the Corporation shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this
Section 10(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (2) In case the Corporation shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 10(c)(4)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the applicable Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common
Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed.
In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market
Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (3) In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which "ex-" trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision or combination.

                  (4) In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which Section 10(c)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 10(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 10(d) applies) (the foregoing hereinafter in this
Section 10(c)(4) called the "Securities")), then, in each such case, subject to the second paragraph of this Section 10(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series A Preferred Stock the amount of Securities such Holder would have received had such Holder converted such Holder's shares of Series
A Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

                  Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 10(c) (and no adjustment to the Conversion Price under this Section 10(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date (including the Preferred Stock Purchase Rights), are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Corporation, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto (including the Preferred Stock Purchase Rights), that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10(c) was made
(1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of such rights or warrants (including the Preferred Stock Purchase Rights) which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                  For purposes of this Section 10(c)(4) and Sections 10(c)(1) and (2), any dividend or distribution to which this Section 10(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which
Section 10(c)(2) applies (and any

Conversion Price reduction required by this Section 10(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10(c)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 10(c)(1) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 10(c)(2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 10(c)(1).

                  (5) In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10(d) applies or as part of a distribution referred to in Section 10(c)(4)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10(c)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Corporation or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 10(c)(6) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution TIMES (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Corporation elects to reserve such cash for distribution to the Holders upon the conversion of shares of Series A Preferred Stock (and shall have made adequate provision) so that the Holders will receive upon such conversion, in addition to the shares of Common Stock to which the Holders are entitled, the amount of cash which the Holders would have received if the Holders had, immediately prior to the Record Date for such distribution of cash, converted their shares of Series A Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series A Preferred Stock the amount of cash the Holders would have received had the Holders converted all of their shares of Series A Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (6) In case a Tender Offer on or after the Issuance Date made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 10(c)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 10(c)(5) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation is obligated to purchase shares pursuant to any such Tender Offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 10(c)(6) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this Section 10(c)(6).

                  (7) (1) In case at any time on or after the Issuance Date the Corporation shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), other than an issuance pro rata to all holders of its outstanding Common Stock, at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 10(c)(7).
The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) PLUS (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Corporation for the number of Newly Issued Shares would purchase at a price equal to the Current Fair Market Value of the Common
Stock at the time of such issuance, and the denominator shall be the sum of
(X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) PLUS (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 10(c)(7) may be expressed as the following mathematical formula:

                              ( O +(C / FMV))    x CP
                              ---------------
                     NCP =    ( O + N )
where,

         C   =    aggregate consideration received by the Corporation for the
                  Newly Issued Shares

         N   =    number of Newly Issued Shares

         O   =    number of shares of Common Stock outstanding (on a fully
                  diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

         FMV = Current Fair Market Value of the Common Stock at the time of issuance of the Newly Issued Shares

         CP  =    Conversion Price immediately prior to the issuance of the
                  Newly Issued Shares

         NCP = Conversion Price immediately after the issuance of the Newly Issued Shares

                  (2) Notwithstanding the foregoing, no adjustment shall be made under this Section 10(c)(7) by reason of:

                  (A) the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (ii) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(e);

                  (B) the issuance by the Corporation of Newly Issued Shares in an offering for cash for the account of the Corporation that is underwritten on a firm commitment basis and (i) is registered under the 1933 Act, or (ii) is sold in an offering to "qualified institutional buyers" as defined in, and in a transaction under, Rule 144A under the 1933 Act.;

                  (C) the issuance by the Corporation for cash of Newly Issued Shares in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Corporation with another Person which strategic alliance, collaboration, joint venture, partnership or similar arrangement relates to the Corporation's business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Corporation so long as (x) the price per Newly Issued Share is not less than 85 percent of the Current Fair Market Value of the Common Stock on the date of issuance of such Newly Issued Shares and (y) the consideration other than cash which the Corporation receives in connection with such strategic alliance, collaboration, joint venture, partnership or similar arrangement has a value, as determined by the Board of Directors in its reasonable judgment and set forth in a Board Resolution, at least equal to the amount by which (i) the product of the number of Newly Issued Shares so issued TIMES the Current Fair Market Value of the Common Stock on the date such Newly Issued Shares are issued exceeds (ii) the aggregate cash consideration received by the Corporation for such Newly Issued Shares at the time of issuance thereof;

                  (D) the issuance by the Corporation of shares of Common Stock upon conversion of the Series A Preferred Stock in accordance with the terms hereof;

                  (E) the issuance by the Corporation of shares of Common Stock as dividends on the Series A Preferred Stock in accordance with the terms of Section 5;

                  (F) the issuance by the Corporation of Common Stock upon the exercise of the Warrants in accordance with the terms thereof;

                  (G) the issuance by the Corporation of shares of Common Stock to any employee, officer or director of, or consultant to, the corporation pursuant to any stock option plans or agreements approved by the Corporation's board of directors; and

                  (H) the issuance by the Corporation of shares of Common Stock or other securities to any bank, equipment lessor or other similar financial institution in connection with commercial credit arrangements, equipment financing or similar transactions approved by the Corporation's board of directors.

                  (8) The Corporation may make such reductions in the Conversion Price, in addition to those required by Sections 10(c)(1), (2), (3),
(4), (5), (6), or (7) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  (9) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 10(c)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                  No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

                  (10) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly, but in no event later than five business days thereafter, give notice to the Holders setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (11) In any case in which this Section 10(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of shares of Series A Preferred Stock after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holders any amount in cash in lieu of any fraction pursuant to Section 10(b)(6).

                  (12) For purposes of this Section 10(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation other than (i) dividends or distributions payable only in shares of Common Stock and (ii) the Preferred Stock Purchase Rights.

                  (13) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                  (d) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (1) If any of the following events occur, namely (x) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (y) any consolidation, merger or combination of the Corporation with another corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (z) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing corporation or other entity, as the case may be, shall prior to such transaction amend its certificate of incorporation or comparable instrument to provide that the shares of Series A Preferred Stock shall following such transaction be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (PROVIDED that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 10(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation or other entity, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such other corporation or other entity shall also so amend its certificate of incorporation or comparable instrument and the certificate(s) of incorporation or comparable instruments so amended shall also contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the redemption rights set forth in Section 11.

                  (2) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  (3) If this Section 10(d) applies to any event or occurrence, Section 10(c) shall not apply.

                  (e) NOTICE TO HOLDER PRIOR TO CERTAIN ACTIONS. In case on or after the Issuance Date:

                  (1) the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

                  (2) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (3) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (4) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the Holders as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the Holders or is required to give such notice to the Holders, the Holders shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

                  SECTION 11. REDEMPTION UPON HOLDER OPTIONAL REDEMPTION EVENT OR REGISTRATION REDEMPTION EVENT.

                  (a) REDEMPTION RIGHT UPON HOLDER OPTIONAL REDEMPTION EVENT. If a Holder Optional Redemption Event shall occur at any time when any shares of Series A Preferred Stock are outstanding, then, in addition to any other rights of the Holders, each Holder shall have the right, at such Holder's option, to require the Corporation to redeem all of such Holder's shares of Series A Preferred Stock, or any portion thereof, on the date that is five Business Days after the date such Holder gives a Holder Notice with respect to such Holder Optional Redemption Event. Each share of Series A Preferred Stock required to be so redeemed shall be redeemed at a price equal to the Holder Optional Redemption Price.

                  (b) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC. (1) On or before the fifth Business Day after the occurrence of an Holder Optional Redemption Event, the Corporation shall give to each Holder a Corporation Notice of the occurrence of such Holder Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

                  (i) the date by which the optional redemption right must be exercised, and

                  (ii) a description of the procedure (set forth below) which each such Holder must follow to exercise such Holder's optional redemption right.

No failure of the Corporation to give a Corporation Notice or defect therein shall limit the right of any Holder to exercise the Holder Optional Redemption right or affect the validity of the proceedings for the redemption of such Holder's shares of Series A Preferred Stock.

                  (2) To exercise its optional redemption right, a Holder shall deliver to the Corporation on or before the thirtieth day after a Corporation Notice is given to such Holder (or if no Corporation Notice has been given to such Holder, within forty days after such Holder first learns of the Holder Optional Redemption Event) a Holder Notice to the Corporation setting forth the name of such Holder, and number of such Holder's shares of Series A Preferred Stock to be redeemed. A Holder Notice may be revoked by the Holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the applicable Holder Optional Redemption Price to such Holder.

                  (3) If a Holder shall have given a Holder Notice, then on the applicable Holder Optional Redemption Date (or such later date as such Holder surrenders such Holder's certificates for the shares of Series A Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Holder Optional Redemption Price to such account as specified by such Holder in writing to the Corporation at least one Business Day prior to the applicable Holder Optional Redemption Date. If all of the shares of Series A Preferred Stock evidenced by a particular certificate are to be redeemed under this Section 11(b), the Holder of such shares of Series A Preferred Stock shall not be entitled to payment of the Holder Optional Redemption Price of such shares of Series A Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 14(b).

                  (c) REDEMPTION RIGHT UPON REGISTRATION REDEMPTION EVENT. If a Registration Redemption Event shall occur, then each Holder shall have the right by complying with the requirements of this Section 11(c), at such Holder's option, to require the Corporation to redeem all of such Holder's shares of Series A Preferred Stock, or from time to time any portion thereof, by making payment of the Registration Redemption Price to such Holder in immediately available funds to such account as specified by such Holder by notice to the Corporation, on the date that is five Business Days after the date a Holder Registration Redemption Notice is given by such Holder (or such later date as such Holder surrenders to the Corporation the certificate(s) for the shares of Series A Preferred Stock redeemed). A Holder shall exercise its right to require redemption pursuant to this Section 11(c) by giving a Holder Registration Redemption Notice at any time after a Registration Redemption Event occurs and prior to the SEC Effective Date. If a Holder shall have given a Holder Registration Redemption Notice, the Corporation shall redeem such Holder's shares of Series A Preferred Stock or the portion of such Holder's shares of Series A Preferred Stock as stated in such Holder Registration Redemption Notice at a price per share equal to the Registration Redemption Price. A Holder of shares of Series A Preferred Stock which are redeemed pursuant to this Section 11(c) shall not be entitled to payment of the Registration Redemption Price of such shares of Series A Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series A Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 14(b). A Holder Registration Redemption Notice may be revoked by the Holder giving such Holder Registration Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Registration Redemption Price to such Holder.

                  (d) OTHER. (1) A Holder Notice or Holder Registration Redemption Notice given by a Holder shall be deemed for all purposes to be in proper form unless the Corporation notifies such Holder in writing within three Business Days after such Holder Notice or Holder Registration Redemption Notice has been given (which notice shall specify all defects in such Holder Notice or Holder Registration Redemption Notice), and any Holder Notice or Holder Registration Redemption Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. Notwithstanding the absence of any such undertaking from such Holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series A Preferred Stock not in dispute.

                  (2) If the Corporation fails to redeem on the applicable redemption date of any share of Series A Preferred Stock as to which the redemption right of a Holder has been properly exercised, then the Holder Optional Redemption Price or the Registration Repurchase Price, as the case may be, for such share shall bear interest to the extent not prohibited by applicable law from the applicable redemption date until paid at the Arrearage Interest rate.

                  (3) If on or before the applicable date for redemption pursuant to this Section 11 the Corporation shall have failed to pay in full the Holder Optional Redemption Price or the Registration Redemption Price for any shares of Series A Preferred Stock to be redeemed to the holders thereof or to deposit the same with an Eligible Bank in accordance with Section 14(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in this Section 11(d)(3)), the Holder of any such share of Series A Preferred Stock shall continue to have the right to convert such share of Series A Preferred Stock into Common Stock in accordance with Section 10(a) at any time prior to the date on which the Corporation pays the Holder Optional Redemption Price or Registration Redemption Price, as the case may be, of such share of Series A Preferred Stock to such Holder (together with any amount due to such holder pursuant to Section 14(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 14(d)) and gives notice to such Holder of such deposit; PROVIDED, HOWEVER, that the shares of Common Stock received by such Holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such Holder arising under applicable securities laws to the extent not registered for resale by such Holder pursuant to the Registration Statement. If a Holder converts all or any portion of such Holder's shares of Series A Preferred Stock as permitted by this Section 11(d)(3), the amount of the Holder Optional Redemption Price or the Registration Redemption Price, as the case may be, due to such Holder with respect to the number of shares of Series A Preferred Stock so converted shall be reduced by the Stated Value for each share of Series A Preferred Stock so converted.

                  (4) If a portion of the shares of Series A Preferred Stock represented by a particular certificate are to be redeemed, upon surrender of such certificate to the Corporation in accordance with the terms of this
Section 11, the Corporation shall execute and deliver to the Holders of such certificate without service charge, a new certificate or certificates, in such denomination or denominations as requested by such Holder.

                  SECTION 12. VOTING RIGHTS; CERTAIN RESTRICTIONS AND COVENANTS.

                  (a) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series A Preferred Stock shall not be entitled to vote on any matter.

                  (b) CERTIFICATE OF INCORPORATION; CERTAIN STOCK. The affirmative vote or written consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Preferred Stock, or (2) the creation or issuance of any Senior Dividend Stock, Senior Liquidation Stock, Parity Dividend Stock or Parity Liquidation Stock; PROVIDED, HOWEVER, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the Holders except as otherwise required by law; and PROVIDED FURTHER, HOWEVER, that no such amendment, alteration or repeal shall (i) reduce the Mandatory Redemption Price, Holder Optional Redemption Price, Redemption Price, Registration Redemption Price or the amount payable to a holder of shares of Series A Preferred Stock pursuant to Section 5(b) or 5(c), (ii) change the definition of Majority Holders, (iii) change the method of calculating the Conversion Price in a manner adverse to the Holders or reduce the number of shares of Common Stock issuable upon any conversion of shares of Series A Preferred Stock (other than any reduction in the number of shares of Common Stock so issuable pursuant to an amendment of the Certificate of Incorporation which effects a combination of the outstanding shares of Common Stock and results in an adjustment in the Conversion Price pursuant to Section 10(c)(3)), or (iv) amend, modify or repeal any provision of this Section 12(b), unless in each such case referred to in the preceding clauses (i) through (iv) such amendment, modification or repeal has been approved by the affirmative vote or written consent of all holders, voting separately as a class.

                  (c) REPURCHASES OF SERIES A PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series A Preferred Stock (other than pursuant to Section 7(a), Section 9(a) or Section
11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each Holder's shares of Series A Preferred Stock based on the ratio of the number of shares of Series A Preferred Stock held by such Holder to the total number of shares of Series A Preferred Stock outstanding for cash at the same price per share.

                  (d) OTHER. So long as any shares of Series A Preferred Stock are outstanding the Corporation shall comply with the following unless otherwise agreed in writing by the Majority Holders.

                  (1) LIMITATIONS ON ASSET SALES, LIQUIDATIONS, ETC.; CERTAIN MATTERS. The Corporation shall not and shall not permit any Subsidiary to:

                  (a) sell, convey or otherwise dispose of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

                  (b) liquidate, dissolve or otherwise wind up the affairs of the Corporation or any Subsidiary. For purposes of the preceding clause (b), a consolidation or merger of the Corporation or any Subsidiary in and of itself shall not be considered a liquidation, dissolution or winding up of the Corporation or such Subsidiary.

                  (2) LIMITATIONS ON ISSUANCE OF SECURITIES. The Corporation shall not (i) issue any security that is convertible into or otherwise entitles the holder to acquire Common Stock at a price that varies based on changes in the market price of the Common Stock, (ii) issue Common Stock under any arrangement for re-pricing or adjusting the price after the issuance, or (iii) issue any other preferred stock that is senior to, or at parity with, the Preferred Stock.

In no event, however, shall the Corporation be prevented from issuing shares of capital stock pursuant to either a secondary public offering, or a private investment for publicly traded shares; provided that while the Preferred Stock is outstanding the Holders shall have a right of first refusal to participate in whole or in part in any such offering or private investment.

                  (3) TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

                  SECTION 13. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date a Conversion Notice is given by a holder of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock (so long as the Corporation shall issue the shares of Common Stock issuable upon such conversion as and when required by this Certificate of Designations); (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation (other than any original holder of shares of Series A Preferred Stock) and (iii) from the applicable Initial Mandatory Redemption Date and Final Mandatory Redemption Date, Holder Optional Redemption Date, Redemption Date or date of redemption pursuant to Section 11(c), all shares of Series A Preferred Stock which are redeemed, so long as in each case the Mandatory Redemption Price, Holder Optional Redemption Price, Redemption Price or Registration Redemption Price, as the case may be, of such shares of Series A Preferred

Stock shall have been paid by the Corporation as and when due hereunder or deposited in accordance with Section 14(c).

                  SECTION 14. MISCELLANEOUS.

                  (a) NOTICES. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered by telephone line facsimile transmission or if no telephone line facsimile transmission number shall have been provided for such purpose, shall be delivered personally or by courier or by mail and shall be deemed given upon receipt, if delivered by telephone line facsimile transmission, personally or by courier or five days after being placed in the mail (certified mail, return receipt requested, in the case of any such notice to a Person at an address in the United States of America), if mailed (a) in the case of the Corporation, addressed to the Corporation at 863A Mitten Road, Burlingame, California 94010, Attention: Chief Financial Officer (telephone line facsimile transmission number (650) 652-1990), or, (b) in the case of any Holder, at such Holder's address or telephone line facsimile transmission number or address shown on the stock books maintained by the Corporation with respect to the Series A Preferred Stock or such other telephone line facsimile transmission number or address as the Corporation shall have provided by notice to the Holders in accordance with this Section 14(a) or any Holder shall have provided to the Corporation in accordance with this Section 14(a).

                  (b) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series A Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the Holder of the certificate for such shares of Series A Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series A Preferred Stock, the Corporation will execute and deliver to such Holder a new certificate for such shares of Series A Preferred Stock without charge to such Holder.

                  (c) PAYMENT ON REDEMPTION; DEPOSIT OF REDEMPTION PRICE. If any share of Series A Preferred Stock is to be redeemed and any notice required in connection therewith shall have been timely given as provided therein, the applicable redemption price of such share of Series A Preferred Stock to be so redeemed and with respect to which any such notice has been given shall become due and payable on the applicable redemption date. On and after such redemption date, provided that the Corporation shall have paid such redemption price to the respective Holders who are entitled thereto on or prior to the applicable redemption date or shall have deposited with an Eligible Bank on or prior to such redemption date, to be held in trust for the respective Holders entitled thereto, an amount sufficient to pay the applicable redemption price, then on such redemption date the dividends on such share of Series A Preferred Stock shall cease to accrue, and such share of Series A Preferred Stock shall be deemed not to be outstanding and the Holder thereof shall not be entitled to any rights of a Holder except to receive payment of the applicable redemption price and all other rights hereunder with respect to such share of Series A Preferred Stock shall cease. So long as the Corporation shall have so paid or deposited the full amount of the applicable redemption price on a timely basis, no Holder shall be entitled to interest on the amount so held by such Eligible Bank and, so long as the

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

Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), the Corporation shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such share of Series A Preferred Stock, such share shall be redeemed at the applicable redemption price.

                  (d) OVERDUE AMOUNTS. If the Corporation fails to pay when due or to deposit with an Eligible Bank in accordance with Section 14(c) the full amount of the Mandatory Redemption Price, the Holder Optional Redemption Price, the Redemption Price or the Registration Redemption Price on or before the respective Initial Mandatory Redemption Date and Final Mandatory Redemption Date, Holder Optional Redemption Date, Redemption Date or the date of redemption specified in Section 11(b) or the date of redemption specified in Section 11(c), in each such case for the number of shares of Series A Preferred Stock to be redeemed on such date or to pay any other amount to any Holder when due, then the amount thereof shall bear interest at the Arrearage Interest rate (or such lesser rate as shall be the maximum rate allowed by applicable law) from such date until paid or so deposited in full or until such share of Series A Preferred Stock is converted in accordance with this Certificate of Designations (in which case such interest shall remain due and payable).

                  (e) CERTAIN CHANGES IN LAW. To the extent that the 1933 Act or the 1934 Act or any statutes, rules or regulations promulgated thereunder relating to the registration for public sale of securities and/or the registration of issuers thereof are superseded, replaced or repealed, the requirements of this Certificate of Designations relating to such statutes, rules and regulations shall be applied as nearly as practicable with respect to such successor statutes, rules or regulations, if any, to achieve the purposes intended hereby.


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

                  IN WITNESS WHEREOF, Valentis, Inc., has caused this certificate to be signed by one of its officers thereunto duly authorized as of the 4th day of December, 2000.

                                           VALENTIS, INC.


                                           By: /s/ Bennet Weintraub
                                               --------------------------------
                                               Vice President Finance and
                                               Chief Financial Officer

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